UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2020

First Horizon National Corporation

(Exact name of registrant as specified in its charter)

TN (State of incorporation)	001-15185 (Commission File Number)	62-0803242 (I.R.S. Employer Identification No.)

165 Madison Avenue Memphis Tennessee 38103

(Address of principal executive offices) (Zip Code)

(901) 523-4444

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
$0.625 Par Value Common Capital Stock	FHN	New York Stock Exchange LLC
Depositary Shares, each representing a 1/4,000th interest in a share of Non-Cumulative Perpetual Preferred Stock, Series A	FHN PR A	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Voting Results for Special Meeting of Shareholders

On April 24, 2020, First Horizon National Corporation (“First Horizon”) held a special meeting of shareholders (the “First Horizon special meeting”). At the First Horizon special meeting, shareholders voted on the following matters: (1) approval of the Agreement and Plan of Merger, dated as of November 3, 2019 (the “Merger Agreement”), entered into by and between First Horizon and IBERIABANK Corporation (the “Merger Proposal”); (2) approval of the amendment of the restated charter of First Horizon to effect an increase in the number of authorized shares of First Horizon common stock from 400,000,000 to 700,000,000 (the “Charter Amendment Proposal”); (3) approval, on an advisory (non-binding) basis, of the merger-related compensation payments that will or may be paid by First Horizon to its named executive officers in connection with the merger (the “Compensation Proposal”); and (4) approval of the adjournment of the First Horizon special meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to approve the Merger Proposal and/or the Charter Amendment Proposal, or to ensure that any supplement or amendment to the joint proxy statement/prospectus is timely provided to holders of First Horizon common stock (the “Adjournment Proposal”). The proposals listed above are described in detail in the joint proxy statement/prospectus filed by First Horizon with the U.S. Securities and Exchange Commission on March 19, 2020.

A total of 262,255,745.223 shares of First Horizon common stock were present or represented by proxy at the First Horizon special meeting. This represented approximately 84.12% of the shares of First Horizon common stock that were outstanding and entitled to vote at the First Horizon special meeting, constituting a quorum for all matters to be presented at the First Horizon special meeting.

The number of votes cast for or against as to each matter, and the number of abstentions and broker non-votes as to each matter, have been certified and are set forth in the tables below. All vote data is shown rounded to the nearest whole share.

Proposal 1: Merger Proposal
Outcome: Approved
For	Against	Abstain	Broker Non-Votes
257,644,779	3,903,978	706,988	0

Proposal 2: Charter Amendment Proposal
Outcome: Approved
For	Against	Abstain	Broker Non-Votes
257,096,760	4,465,399	693,587	0

Proposal 3: Compensation Proposal
Outcome: Approved
For	Against	Abstain	Broker Non-Votes
251,244,166	9,680,956	1,330,623	0

Proposal 4: Adjournment Proposal
Outcome: Approved*
For	Against	Abstain	Broker Non-Votes
243,230,245	17,704,675	1,320,826	0

*No adjournment occurred

Item 8.01.	Other Events.

On April 24, 2020, First Horizon issued a press release announcing that First Horizon's shareholders approved the merger. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No. Description of Exhibit

99.1 Press Release dated April 24, 2020

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Horizon National Corporation
(Registrant)

Date: April 27, 2020

By:	/s/ Clyde A. Billings, Jr.
(Signature)
Name:	Clyde A. Billings, Jr.
Title:	Senior Vice President, Assistant General Counsel, and Corporate Secretary